Exhibit i
February 28, 2011
Diamond Hill Funds
325 John H. McConnell Boulevard
Suite 200
Columbus, OH 43215

Re:	Opinion and Consent
Ladies and Gentlemen:
A legal opinion and consent (the “Opinion and Consent”) that we prepared was filed with Post-Effective Amendment No. 26 to the Registration Statement, File Nos. 333-22075 and 811-8061 (the “Registration Statement”) of Diamond Hill Funds (the “Trust”). We hereby give you our consent to incorporate by reference the Opinion and Legal Opinion into Post-Effective Amendment No. 30 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.
Very truly yours,
/s/ Thompson Hine LLP
Thompson Hine LLP